UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015 (September 4, 2015)

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2015, Rex Energy Corporation (the “Company”) entered into an Eighth Amendment to the Amended and Restated Credit Agreement (the “Eighth Amendment”) with Royal Bank of Canada, as Administrative Agent, and the other lenders signatory thereto, amending that certain Amended and Restated Credit Agreement dated as of March 27, 2013 (as amended, modified or supplemented, the “Credit Agreement”). Unless otherwise defined, capitalized terms in this section have the meaning ascribed to them in the Credit Agreement.

The Eighth Amendment amends certain provisions of the Credit Agreement to, among other things, (i) increase the total number of Eurodollar Borrowings outstanding from six to ten; and (ii) with respect to Swap Agreements, tie the limit of notional volumes to 85% of the reasonably anticipated projected production from Total Proved Reserves rather than from Proved Developed Producing Reserves.

The Eighth Amendment will allow the Company to repurchase up to $25,000,000 of the Company’s issued and outstanding common stock and/or Redeem Senior Debt in an aggregate stated principal amount of up to $25,000,000, so long as both before and immediately after giving effect to any such repurchase or Redemption (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) the Company has Liquidity of at least $200,000,000 and (C) the combined amount of common stock repurchased and Senior Debt Redeemed does not exceed $25,000,000; provided that the proceeds of any Loans or Letters of Credit are not used to fund any such repurchase of common stock or Redemption of Senior Debt. As market conditions warrant and subject to our contractual restrictions in the Credit Agreement or otherwise, liquidity position and other factors, we may from time to time seek to recapitalize, refinance or otherwise restructure our capital structure in open market or privately negotiated transactions, which may include, among other things, repurchases of shares of our common stock or outstanding debt, including our senior unsecured notes, by tender offer or otherwise. The amounts involved in any such transactions, individually or in the aggregate, may be material.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement. A copy of the Eight Amendment will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 9, 2015, the Company issued a press release announcing the Eighth Amendment. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Rex Energy Corporation Press Release dated September 9, 2015.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Rex Energy Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough Sr. Vice President, General Counsel and Secretary

Date: September 9, 2015